Exhibit 21.1

METALS USA HOLDINGS CORP.

SUBSIDIARIES

Entity Name	Juris of Org
Flag Intermediate Holdings Corporation	Delaware

FLAG INTERMEDIATE HOLDINGS CORPORATION

SUBSIDIARIES

Entity Name	Juris of Org
Metals USA, Inc.	Delaware

METALS USA, INC.

SUBSIDIARIES

Entity Name	Juris of Org
Allmet GP, Inc.	Delaware
Allmet LP, Inc.	Delaware
Interstate Steel Supply Co. of Maryland, Inc.	Maryland
Intsel GP, Inc.	Delaware
Intsel LP, Inc.	Delaware
i-Solutions Direct, Inc.	Delaware
Jeffreys Real Estate Corporation	Delaware
Jeffreys Steel Holdings, L.L.C.	Alabama
Levinson Steel GP, Inc.	Delaware
Levinson Steel LP, Inc.	Delaware
Metals Receivable Corporation	Delaware
Metals USA Building Products, L.P.	Texas
Metals USA Building Products, Canada Inc.	Ontario
Metals USA International Holdings, Inc.	Delaware
Metals USA Carbon Flat Rolled, Inc.	Ohio
Metals USA Contract Manufacturing, Inc.	Delaware
Metals USA Finance Corp.	Delaware
Metals USA Flat Rolled Central, Inc.	Missouri
Metals USA Management Co., L.P.	Delaware
Metals USA Plates and Shapes, Northeast, L.P.	Delaware
Metals USA Plates and Shapes Southcentral, Inc.	Oklahoma

Metals USA Plates and Shapes Southeast, Inc.	Alabama
Metals USA Plates and Shapes Southwest, Limited Partnership	Connecticut
Metals USA Realty Company	Delaware
Metals USA Specialty Metals Northcentral, Inc.	Delaware
MUSA Newark, L.L.C.	Delaware
MUSA GP, Inc.	Delaware
MUSA LP, Inc.	Delaware
Queensboro, L.L.C.	North Carolina
Wilkof-Morris	Ohio